NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Third Quarter 2014 Results
and Achieves Record Sales and Operating Profit
Third quarter highlights:
•Record sales of $2.1 billion
- 6.7% organic growth year-over-year
- 3.1% organic growth sequentially
•Record operating profit of $133.2 million
•Operating margin of 6.4%, up 60 basis points sequentially
•Earnings per diluted share of $1.52
•Free cash flow of $84.8 million or 105% of net income

PITTSBURGH, October 23, 2014/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, announces its 2014 third quarter results.

The following are results for the three months ended September 30, 2014 compared to the three months ended September 30, 2013. A reconciliation of adjusted results is provided in the Non-GAAP Financial Measures section of this release.

•
Net sales were $2,078.2 million for the third quarter of 2014, compared to $1,931.3 million for the third quarter of 2013, an increase of 7.6%. Organic sales increased 6.7%, acquisitions positively impacted sales by 1.8%, and foreign exchange negatively impacted sales by 0.9%. Sequentially, sales increased 3.6%, and organic sales increased 3.1%.

•	Gross profit was $422.4 million, or 20.3% of sales, for the third quarter of 2014, compared to $395.7 million, or 20.5% of sales, for the third quarter of 2013.

•	Selling, general & administrative (SG&A) expenses were $271.8 million, or 13.1% of sales, for the third quarter of 2014, compared to $255.2 million, or 13.2% of sales, for the third quarter of 2013.

•	Operating profit was $133.2 million for the current quarter, compared to $123.7 million for the third quarter of 2013. Operating profit as a percentage of sales was 6.4% in 2014 and 2013.

•
Interest expense for the third quarter of 2014 was $20.8 million, compared to $21.3 million for the third quarter of 2013. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the third quarter of 2014 and 2013 was $2.3 million.

•	The effective tax rate for the current quarter was 28.1%, compared to 31.0% for the prior year third quarter.

•
Net income attributable to WESCO International, Inc. of $80.8 million for the current quarter was up 16.9% from $69.2 million in the prior year quarter and up 8.2% from adjusted net income attributable to WESCO International, Inc. of $74.7 million in the prior year quarter. Prior year quarter adjusted net income attributable to WESCO International, Inc. excludes the impact of the sale of the Company's EECOL Electric Argentina operations and the tax impact of the ArcelorMittal litigation recovery.

•
Earnings per diluted share for the third quarter of 2014 were $1.52 per share, based on 53.2 million diluted shares, compared to $1.32 per share in the third quarter of 2013, based on 52.5 million diluted shares. Earnings per diluted share in the third quarter of 2014 of $1.52 per share were up 7.0%, compared to adjusted earnings per diluted share of $1.42 per share in the corresponding prior year period excluding the impact of non-recurring items.

•	Free cash flow for the third quarter of 2014 was $84.8 million, or 105% of net income, compared to $72.3 million for the third quarter of 2013.

Mr. John J. Engel, WESCO's Chairman and Chief Executive Officer, stated, “Our third quarter results reflect strong sales execution and continued improvement in our end markets. Organic sales grew 7% with growth accelerating through the quarter. Sales were up in all four of our end markets for the second consecutive quarter. Organically, U.S. sales grew 8% while Canada sales grew 5%. Operating margin expanded to 6.4%, increasing 60 basis points sequentially, and reflected good operating cost leverage. Free cash flow was also strong at $85 million or 105% of net income. We continue to see favorable momentum in our customer base, including strengthening in non-residential construction, which we expect will result in ongoing growth in our key markets. Based upon our third quarter results, we are narrowing our full year outlook to approximately 5% sales growth and $5.25 to $5.35 earnings per diluted share from our previous outlook of 4% to 5% sales growth and $5.20 to $5.40 earnings per diluted share.

The following results are for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013.

•
Net sales were $5,894.1 million for the first nine months of 2014, compared to $5,633.3 million for the first nine months of 2013, an increase of 4.6%. Acquisitions positively impacted sales by 1.3%, organic sales increased 4.8%, and foreign exchange negatively impacted sales by 1.5%.

•	Gross profit of $1,208.8 million, or 20.5% of sales, for the first nine months of 2014 was down 30 basis points, compared to $1,169.3 million, or 20.8% of sales, for the first nine months of 2013.

•
SG&A expenses were $815.8 million, or 13.8% of sales, for the first nine months of 2014 compared to $748.2 million, or 13.3% of sales, for the first nine months of 2013. SG&A expenses for the first nine months of 2013 include a $36.1 million favorable impact resulting from the recognition of insurance coverage on a litigation matter. Excluding the impact of this favorable item, SG&A expenses were $784.3 million, or 13.9% of sales.

•
Operating profit was $342.0 million for the first nine months of 2014, down 7.7% from $370.4 million for the comparable 2013 period. Operating profit as a percentage of sales was 5.8% in 2014, down 80 basis points from 6.6% in 2013. Excluding the favorable impact resulting from the recognition of insurance coverage on a litigation matter, operating profit for the first nine months of 2013 was $334.3 million, or 5.9% of sales.

•
Interest expense for the first nine months of 2014 was $61.8 million, compared to $65.0 million for the first nine months of 2013. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the first nine months of 2014 and 2013 was $7.1 million and $6.7 million, respectively.

•	The effective nine-month tax rate was 28.1% for 2014 compared to 27.9% for 2013.

•
Net income attributable to WESCO International, Inc. was $201.5 million for the first nine months of 2014 compared to $218.4 million for the first nine months of 2013. Adjusted net income for the first nine months of 2013 was $197.1 million excluding the favorable impact resulting from the recognition of insurance coverage on a litigation matter and the loss on the sale of the Company's EECOL Electric Argentina operations.

•
Earnings per diluted share for the first nine months of 2014 were $3.78 per share, based on 53.4 million diluted shares, versus $4.17 per share for the first nine months of 2013, based on 52.4 million diluted shares. Adjusted earnings per diluted share were $3.76 per share in the corresponding prior year period excluding the impact of non-recurring items.

•	Free cash flow for the nine months of 2014 was $123.8 million compared to $180.3 million in the comparable prior year period.

Mr. Engel continued, "Following the organizational changes announced earlier this year to accelerate our One WESCO strategy, we are pleased with the progress we’re making to strengthen our business and deliver above-market growth. Our One WESCO value proposition provides customers with the comprehensive product and service solutions they need to meet their MRO, OEM, and capital project management requirements.  We remain sharply focused on strengthening that value proposition both organically and through acquisitions. Our acquisition pipeline remains robust, and we continue to see opportunities to enhance our electrical core as well as broaden our portfolio of products and services."

Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the third quarter earnings as described in this News Release on Thursday, October 23, 2014, at 11:00 a.m. E.T. The call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The call will be archived on this Internet site for seven days.

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturers (OEM) products, construction materials, and advanced supply chain management and logistic services. 2013 annual sales were approximately $7.5 billion. The company employs approximately 9,200 people, maintains relationships with over 25,000 suppliers, and serves over 75,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates nine fully automated distribution centers and approximately 475 full-service branches in North America and around the world, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Kenneth S. Parks, Senior Vice President and Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2014		September 30, 2013
Net sales	$2,078.2		$1,931.3
Cost of goods sold (excluding	1,655.8	79.7%	1,535.6	79.5%
depreciation and amortization below)
Selling, general and administrative expenses	271.8	13.1%	255.2	13.2%
Depreciation and amortization	17.4		16.8
Income from operations	133.2	6.4%	123.7	6.4%
Interest expense, net	20.8		21.3
Loss on sale of Argentina business	—		2.3
Income before income taxes	112.4	5.4%	100.1	5.2%
Provision for income taxes	31.6		31.0
Net income	80.8	3.9%	69.1	3.6%
Less: Net income attributable to noncontrolling interest	—		(0.1)
Net income attributable to WESCO International, Inc.	$80.8	3.9%	$69.2	3.6%

Earnings per diluted common share	$1.52		$1.32
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	53.2		52.5

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Nine Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2013
Net sales	$5,894.1		$5,633.3
Cost of goods sold (excluding	4,685.3	79.5%	4,464.0	79.2%
depreciation and amortization below)
Selling, general and administrative expenses	815.8	13.8%	748.2	13.3%
Depreciation and amortization	51.0		50.7
Income from operations	342.0	5.8%	370.4	6.6%
Interest expense, net	61.8		65.0
Loss on sale of Argentina business	—		2.3
Income before income taxes	280.2	4.8%	303.1	5.4%
Provision for income taxes	78.8		84.6
Net income	201.4	3.4%	218.5	3.9%
Less: Net income attributable to noncontrolling interest	(0.1)		0.1
Net income attributable to WESCO International, Inc.	$201.5	3.4%	$218.4	3.9%

Earnings per diluted common share	$3.78		$4.17
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	53.4		52.4

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current Assets
Cash and cash equivalents	$110.4	$123.7
Trade accounts receivable, net	1,218.8	1,045.1
Inventories, net	846.2	787.3
Current deferred income taxes	35.0	44.7
Other current assets	239.7	204.8
Total current assets	2,450.1	2,205.6
Other assets	2,455.4	2,443.3
Total assets	$4,905.5	$4,648.9

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$842.8	$735.1
Current debt and short-term borrowings	45.4	40.1
Other current liabilities	238.5	276.5
Total current liabilities	1,126.7	1,051.7

Long-term debt	1,471.8	1,447.6
Other noncurrent liabilities	398.4	384.8
Total liabilities	2,996.9	2,884.1

Stockholders' Equity
Total stockholders' equity	1,908.6	1,764.8
Total liabilities and stockholders' equity	$4,905.5	$4,648.9

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2013
Operating Activities:
Net income	$201.5	$218.5
Add back (deduct):
Depreciation and amortization	51.0	50.7
Deferred income taxes	17.8	36.5
Change in trade receivables, net	(175.0)	(91.8)
Change in inventories, net	(54.1)	(11.7)
Change in accounts payable	106.9	50.1
Other	(8.3)	(72.6)
Net cash provided by operating activities	139.8	179.7

Investing Activities:
Capital expenditures	(16.0)	(20.5)
Acquisition payments	(138.8)	—
Other	5.4	9.3
Net cash used by investing activities	(149.4)	(11.2)

Financing Activities:
Debt borrowings (repayments), net	33.3	(148.9)
Equity activity, net	(0.6)	(2.7)
Other	(37.0)	(2.9)
Net cash used in financing activities	(4.3)	(154.5)

Effect of exchange rate changes on cash and cash equivalents	0.6	(1.5)

Net change in cash and cash equivalents	(13.3)	12.5
Cash and cash equivalents at the beginning of the period	123.7	86.1
Cash and cash equivalents at the end of the period	$110.4	$98.6

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include financial leverage, free cash flow, gross profit, organic sales growth, adjusted net income, adjusted income from operations, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's capital structure position, liquidity, and organic growth trends on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude transactions impacting comparability of results, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended	Nine Months Ended
Normalized Organic Sales Growth:	September 30, 2014	September 30, 2014

Change in net sales	7.6%	4.6%
Impact from acquisitions	1.8%	1.3%
Impact from foreign exchange rates	(0.9)%	(1.5)%
Impact from number of workdays	—%	—%
Normalized organic sales growth	6.7%	4.8%

Note: Organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Organic sales growth is calculated by deducting the percentage impact on net sales from acquisitions, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended
Gross Profit:	September 30, 2014	September 30, 2013
(dollar amounts in millions)
Net Sales	$2,078.2	$1,931.3
Cost of goods sold (excluding depreciation and amortization)	1,655.8	1,535.6
Gross profit	$422.4	$395.7
Gross margin	20.3%	20.5%

	Nine Months Ended
Gross Profit:	September 30, 2014	September 30, 2013
(dollar amounts in millions)
Net Sales	$5,894.1	$5,633.3
Cost of goods sold (excluding depreciation and amortization)	4,685.3	4,464.0
Gross profit	$1,208.8	$1,169.3
Gross margin	20.5%	20.8%

Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Nine Months Ended
Adjusted Selling, General and Administrative Expenses:	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
(amounts in millions except for diluted EPS)
Selling, general and administrative expenses	$271.8	$255.2	$815.8	$748.2
ArcelorMittal litigation recovery included in SG&A	—	—	—	36.1
Adjusted selling, general and administrative expenses	$271.8	$255.2	$815.8	$784.3
Percent of sales	13.1%	13.2%	13.8%	13.9%

Adjusted Income from Operations:
Income from operations	$133.2	$123.7	$342.0	$370.4
ArcelorMittal litigation recovery included in SG&A	—	—	—	(36.1)
Adjusted income from operations	$133.2	$123.7	$342.0	$334.3
Percent of sales	6.4%	6.4%	5.8%	5.9%

Adjusted Net Income Attributable to WESCO International, Inc.:
Income before income taxes	$112.4	$100.1	$280.2	$303.1
ArcelorMittal litigation recovery included in SG&A	—	—	—	(36.1)
Loss on sale of Argentina business	—	2.3	—	2.3
Adjusted income before income taxes	112.4	102.4	280.2	269.3
Provision for income taxes	31.6	27.8	78.8	72.1
Adjusted net income	80.8	74.6	201.4	197.2
Less: Net income attributable to noncontrolling interest	—	(0.1)	(0.1)	0.1
Adjusted net income attributable to WESCO International, Inc.	$80.8	$74.7	$201.5	$197.1

Adjusted Diluted EPS:
Diluted share count	53.2	52.5	53.4	52.4
Adjusted Diluted EPS	$1.52	$1.42	$3.78	$3.76

Note: Adjusted SG&A, income from operations, net income attributable to WESCO International, Inc., and earnings per share are provided by the Company as additional financial measures which allow investors to compare the Company's performance from period to period by adjusting for transactions management views as impacting the comparability of results. Adjusted diluted EPS is calculated by dividing adjusted net income attributable to WESCO International, Inc. by weighted average common shares outstanding and common share equivalents.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended
Financial Leverage:	September 30, 2014	December 31, 2013
(dollar amounts in millions)
Income from operations	$452.6	$481.0
ArcelorMittal litigation recovery	—	(36.1)
Depreciation and amortization	67.9	67.6
Adjusted EBITDA	$520.5	$512.5

	September 30, 2014	December 31, 2013
Current debt	$45.4	$40.1
Long-term debt	1,471.8	1,447.6
Debt discount related to convertible debentures and term loan(1)	171.5	174.7
Total debt including debt discount	1,688.7	1,662.4
Less: Cash and cash equivalents	110.4	123.7
Total debt including debt discount, net of cash	$1,578.3	$1,538.7

Financial leverage ratio based on total debt	3.2	3.2
Financial leverage ratio based on total debt, net of cash	3.0	3.0

Note: Financial leverage is a non-GAAP financial measure provided by the Company as an indicator of capital structure position. Financial leverage ratio based on total debt is calculated by dividing total debt, including debt discount, by Adjusted EBITDA. Financial leverage ratio based on total debt, net of cash, is calculated by dividing total debt, including debt discount, net of cash, by Adjusted EBITDA. Adjusted EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization, excluding the ArcelorMittal litigation recovery in 2013. Financial leverage ratio based on total net debt is calculated by dividing total debt, including debt discount less cash and cash equivalents, by Adjusted EBITDA.
(1)The convertible debentures and term loan are presented in the consolidated balance sheets in long-term debt net of the unamortized discount.

	Three Months Ended		Nine Months Ended
Free Cash Flow:	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
(dollar amounts in millions)
Cash flow provided by operations	$89.0	$59.9	$139.8	$179.7
Less: Capital expenditures	(4.2)	(8.7)	(16.0)	(20.5)
Add: Non-recurring pension contribution	—	21.1	—	21.1
Free cash flow	$84.8	$72.3	$123.8	$180.3

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company's financing needs. During the quarter ended September 30, 2013, a non-recurring contribution was made to fund the Canadian EECOL pension plan. This contribution was required pursuant to the terms of the share purchase agreement by which the Company acquired EECOL in 2012. EECOL sellers fully funded this contribution by way of a direct reduction in the purchase price at the date of acquisition. U.S. GAAP requires the contribution to be shown as a reduction of operating cash flow, however, it is added back to accurately reflect free cash flow.